UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2012

__________________________________

CAREPAYMENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	001-16781	91-1758621
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5300 Meadows Rd., Suite 400, Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

(503) 419-3505

(Registrant's telephone number, including area code)

__________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)          Effective May 29, 2012, Craig J. Froude, 45, was appointed as the President and Chief Executive Officer of the Company. Mr. Froude has been serving as the Company’s interim Executive Chairman, Chief Executive Officer and President since December 31, 2011 when James. T. Quist resigned.

Mr. Froude is a seasoned executive, having been a successful leader at a variety of technology and healthcare organizations over the past 20 years. In 1996, Mr. Froude founded WellMed, Inc. and served as its Chairman and Chief Executive Officer until WellMed was acquired by WebMD in late 2002. WellMed delivered private portal solutions to large employers and health plans that helped employees and members make more informed benefit, treatment and provider choices by giving them access to personalized health and benefit decision support technology. After WellMed’s acquisition by WebMD, Mr. Froude served as an Executive Vice President and General Manager of WebMD Health Services, WebMD’s private portals business, from 2002 through 2009 and as President of WebMD Health Services until April 2011. Mr. Froude graduated from Oregon State University with a B.S. degree in Finance.

Item 8.01	Other Events

On the date of this Current Report on Form 8-K, the Company announced the appointment of Mr. Froude as the President and Chief Executive Officer of the Company. The text of the related press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit. The following documents are filed as exhibits to this Form 8-K.

99.1	Press Release of CarePayment Technologies, Inc., dated May 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CarePayment Technologies, Inc.
(Registrant)

Date: May 29, 2012	/s/ Patricia J. Brown
Patricia J. Brown
Chief Financial Officer